UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 16, 2009

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Curtis Kawlewski as Chief Financial Officer

Curtis Owen Kawlewski, 43, was appointed New Ulm Telecom, Inc.’s Chief Financial Officer effective November 16, 2009. Mr. Kawlewski brings over 11 years of telecommunications experience to the organization. Prior to joining the Company, he served as Controller for Onvoy Voice Services located in St. Louis Park, Minnesota. Onvoy Voice Services operates one of the largest privately owned IP networks in Minnesota. From January 1998 to April 2008, Mr. Kawlewski served in a variety of financial positions with Hickory Tech Corporation, with his last post being that of Senior Manager of Financial Compliance. Hickory Tech Corporation is a full service telecommunications provider located in Mankato, Minnesota. Mr. Kawlewski holds a BA in Accounting from Minnesota State University Moorhead and is a Certified Public Accountant.

As of November 16, 2009, Ms. Nancy Blankenhagen, the Company’s prior Chief Financial Officer, has assumed a position with the Company as a Controller.

Compensatory Arrangements of Certain Officers

In connection with his appointment as Chief Financial Officer, the Company set Mr. Kawlewski’s salary at $125,000 per year. In addition, Mr. Kawlewski is eligible for all regular Company employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: November 16, 2009	By:	/s/Bill Otis
Bill Otis President and Chief Executive Officer